UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 8, 2004

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Item 5.  Other Events

A number of the Company's executive officers have exercised stock options on a cashless basis, and may continue to exercise options, pursuant to written trading plans qualifying under SEC Rule 10b5-1 as pre-determined market prices of the Company's Common Stock are attained.  While certain of these prices have already been attained, automatic exercises of specified numbers of options at higher market prices established by the officers remain to be triggered under the plans.  These plans were entered into in good faith at times when the officers were not in possession of material, nonpublic information regarding the Company.

When properly structured and operated in accordance with the Rule, such plans provide the officers with an opportunity to diversify their beneficial ownership of Common Stock  in a systematic manner at any time without violating the Company's insider trading policy or SEC insider trading rules.  These executive officers will continue to comply with the Company's formal stock ownership guidelines requiring that they own shares of Common Stock in multiples of their base salaries.

Item 12.  Results of Operations and Financial Condition

On April 6, 2004, Cummins Inc issued a press release announcing a change in first quarter and full year 2004 earnings estimates, a copy of which is attached as Exhibit 99.1.

The information in this Current Report, including the attached Exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 8, 2004

Cummins Inc.
By: /s/ Susan K.Carter Susan K. Carter Vice President - Finance and Chief Accounting Officer